Exhibit 14.1 under Form N-14

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated July 9, 1998, on the financial statements on the financial statements as of May 31, 1998 of CCB North Carolina Municipal Securities Fund, included in or made a part of this registration statement File No. 33-45753.

By:  /s/ ARTHUR ANDERSEN LLP

Arthur Andersen LLP
Boston, Massachusetts

June 9, 1999